Exhibit 5.2

June 4, 2013

Clearwater Paper Corporation

601 West Riverside, Suite 1100

Spokane, Washington 99201

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Cellu Tissue–CityForest, LLC, a Minnesota limited liability company (the “Guarantor”) and a subsidiary of Clearwater Paper Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of up to $275,000,000 aggregate principal amount of the Company’s 4.50% Senior Notes due 2023 (the “Notes”) and the related guarantees (the “Guarantees”) of the Notes by the Guarantor with respect to the Notes. The Notes and the Guarantees will be issued under an Indenture, dated as of January 23, 2013 (the “Company Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Indenture”).

We have reviewed such corporate documents and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have deemed necessary for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and that the Indenture has been duly authorized, executed and delivered by the Trustee.

In delivering this letter, we have relied, without independent verification, as to factual matters, statements and conclusions, on certificates and other written or oral statements of governmental and other public officials and of officers and representatives of the Guarantor.

We have assumed that at or prior to the time of the issuance of the Notes, the Registration Statement, including any amendments thereto, will be effective under the Act, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, the Company’s Board of Directors (and its designees) shall not have rescinded or otherwise modified its authorization of such issuance and the Board of Directors (and its designees) of the Guarantor shall not have rescinded or otherwise modified its authorization of the Guarantee of such Guarantor.

On the basis of these assumptions, and subject to the qualifications and limitations set forth herein, we are of the opinion that, when the Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the authorization thereof by the Company’s Board of Directors, the Board of Directors of the Guarantor and as contemplated by the Registration Statement, the Guarantee of each Guarantor will constitute a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

The opinion set forth above is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, receivership, conservatorship and other laws affecting the rights of creditors; (b) general equitable principles (whether considered in a proceeding in equity or at law); and (c) requirements of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding may be brought.

The opinion set forth in this letter is limited to the law of the State of Minnesota as in effect on the date hereof. We express no opinion as to any other law or the law of any other jurisdiction.

We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.

We understand that you will rely as to matters of Minnesota law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) will rely as to matters of Minnesota law, as applicable, upon this opinion in connection with an opinion to be rendered by it relating to the Guarantor. In connection with the foregoing, we hereby consent to your and Pillsbury’s relying as to matters of Minnesota law, as applicable, upon this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP

Oppenheimer Wolff & Donnelly LLP